                                                                   EXHIBIT 21.1


                    UNITED COMPANIES LIFE INSURANCE COMPANY
                              LIST OF SUBSIDIARIES

                               December 31, 1996

                                                                  State of
     Name                                                       Incorporation
     ----                                                       -------------
United Variable Services, Inc.................................    Louisiana